UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2006

TRICELL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50036	88-0504530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Howard Place, Stoke-on-Trent, Staffordshire, ST1 4NQ United Kingdom
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 011 44 870 753 2360

Copies to:
Asher Levitsky, P.C.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: Tricell Inc. is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on August 31, 2006 to (i) correct the date of the Report, the Purchase Agreement and Exhibits 99.1 through 99.4 from August 25, 2006 to August 24, 2006 (ii) to include the required financial statements of NJJ Limited and the pro forma financial information of Tricell Inc. and Subsidiaries pursuant to Item 9.01 of this report and (iii) the distribution of N2J Limited’s profits to the NJJ Shareholders.

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sales of Equity Securities

Purchase Agreement:

On August 24, 2006, Tricell Inc., (the “Company”) entered into the securities purchase agreement with Barron Partners LP (“Barron”) (the “Purchase Agreement”) pursuant to which the Barron purchased, for $1,700,000, (a) 8,500,000 shares of the Company’s series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”) (b) common stock purchase warrants to purchase up to one hundred and twenty million (120,000,000) shares of the Company’s common stock at $0.20 per share (the “Series A Warrants”) (c) common stock purchase warrants to purchase up to ten million (10,000,000) shares of the Company’s common stock at $0.35 per share (the “Series B Warrants”), (d) common stock purchase warrants to purchase up to ten million (10,000,000) shares of the Company’s common stock at $0.45 per share (the “Series C Warrants”), (e) common stock purchase warrants to purchase up to twenty million (20,000,000) shares of the Company’s common stock at $0.65 per share (the “Series D Warrants”), and (f) common stock purchase warrants to purchase up to twenty million (20,000,000) shares of the Company’s common stock at $1.00 per share (the “Series E Warrants” and collectively with the Series A, Series B, Series C and Series D Warrants, the “Warrants”).

Each share of Series A Preferred Stock is convertible into shares of common stock of the Company, par value $0.001 (the “Common Stock”) at a conversion rate of one share of Common Stock for each share of Series A Preferred Stock. The conversion rate is based on a conversion price of $0.20 per share of common stock, based on the purchase price paid by Barron ($1,700,000) divided by the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock (8,500,000). The conversion price is subject to adjustment in certain instances, including the issuance by the Company of Common Stock at a price which is less than the conversion price.

The Purchase Agreement as well as the certificate of designation for the Series A Preferred Stock and the Warrants provide for an adjustment in the conversion price of the note and Series A Preferred Stock and the exercise price of the Warrants if the Company’s consolidated pre-tax income, as defined, for is less than $.08 per share on a fully-diluted basis for the year ended December 31, 2006, then the conversion price shall be reduced by the percentage shortfall, up to a maximum of 50%. Fully-diluted pre-tax income is based on the number of shares of Common Stock which are outstanding or are otherwise issuable, regardless of whether such shares would be included in determining diluted earnings per share under generally accepted accounting principles.

The following table sets forth the initial conversion price of the Series A Preferred Stock and the exercise price of the and the adjusted numbers if (a) the pre-tax income per share for 2006 is 25% below the respective target (a “25% shortfall”) and (b) the pre-tax income per share for 2006 is 50% or more below the target (a “50% shortfall”). The number of shares reflects the number of shares of common stock issuable upon conversion of the series A preferred stock, and are based on the assumption that no notes or preferred stock are converted into common stock until the adjustment has been made. There is no adjustment in the number of shares issuable upon exercise of the warrants. The number of shares reflects the number of shares issuable upon the conversion of all of the shares of series A preferred stock.

	Conversion Price/	$.20 Warrant	$.35 Warrant	$.45 Warrant	$.65 Warrant	$1.00 Warrant
	Number of Shares	Exercise Price	Exercise Price	Exercise Price	Exercise Price	Exercise Price
Unadjusted	$.20/8,500,000	$.20	$.35	$.45	$.65	$1.00
25% shortfall	$.15/11,333,333	$.15	$.2625	$.3375	$.4875	$.75
50% shortfall	$.10/17,000,000	$.10	$.175	$.225	$.325	$.50

The Series A Preferred Stock has no voting rights, except as required by law. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the holders of 75% of the shares of the Series A Preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the certificate of designation relating to the Series A Preferred Stock, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the Series A Preferred Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents in breach of any of these provisions, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

The Purchase Agreement, the certificate of designation for the Series A Preferred Stock and the Warrants provide that the notes or Series A Preferred Stock cannot be converted and the warrants cannot be exercised to the extent that such conversion or exercise would result in the investor and its or his affiliates owning beneficially more than 4.9% of our common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. These provisions cannot be modified.

The Company agreed to have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors not later than 30 days after the closing. The failure of the Company to meet these requirements for a period of 60 days for an excused reason, as defined in the Purchase Agreement, or 75 days for a reason which is not an excused reason, would result in the imposition of liquidated damages which are payable in cash or additional shares of Series A Preferred Stock. The liquidated damages are computed in an amount equal to 15% per annum of the purchase price, up to a maximum of $255,500, which is payable in cash or shares of Series A Preferred Stock, at the election of the investors.

The Company and Barron entered into a registration rights agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of notes and the Series A Preferred Stock and exercise of the Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of Series A Preferred Stock at the rate of 3,495 shares of Series A Preferred Stock for each day, based on the proposed registration of all of the underlying shares of common stock, with a maximum of 1,500,000 shares.

The Warrants issued to the investors have a term of five years. The Warrants provide for adjustments if the Company does the meet certain financial targets described above. The Warrants also provide that, with certain exceptions, if the Company issues Common Stock at a price, or warrants or other convertible securities with an exercise or conversion price which is less than the exercise price of the Warrants, the exercise price of the Warrants will be reduced to the sales price, exercise price or conversion price, as the case may be, of such other securities.

The Company also reimbursed Barron Partners for its due diligence and other expenses in the amount of $85,000.

The Purchase Agreement provides that all officers and directors and the former stockholders of NJJ Holdings (as described below) are subject to a two year lockup, during which period they may not publicly sell their shares.

Pursuant to the Purchase Agreement, the Company has agreed to amend its certificate of incorporation to (i) authorize a one-for-eight reverse split in the Company’s Common Stock, (ii) change the authorized capital stock of the Company to one hundred twenty million (120,000,000) shares, of which ten million (10,000,000) shares are shares of preferred stock and one hundred ten (110,000,000) shares are shares of Common Stock, and (iii) at or before the next annual meeting of the stockholders of the Company, the board of directors shall proposed and submit to the holders of the Common Stock for approval, an amendment to the certificate of incorporation that provides as substantially as follows:

The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

NJJ Agreement

On August 24, 2006, the Company entered into and closed a share exchange agreement with James Reed, a United Kingdom resident (“Reed”), Neil Pursell, a United Kingdom resident (“Pursell”), John Sumnall, a United Kingdom resident (“Sumnall”), and Neil Proctor, A United Kingdom resident (“Proctor”), (Reed, Pursell, Sumnall and Proctor shall be collectively referred to as the “NJJ Shareholders”) (the “NJJ Agreement”). Pursuant to the NJJ Agreement, the Company acquired all of the issued and outstanding shares of NJJ Holdings Limited, a United Kingdom Company (“NJJ Holdings”) in exchange for (a) one million four hundred thousand ($1,400,000), payable in an amount equal to three hundred fifty thousand ($350,000) to each of the NJJ Shareholders, and (b) two hundred ten million shares (210,000,000) of the Company’s Common Stock payable as follows: (1) ninety million (90,000,000), payable in an amount equal to twenty two million five hundred thousand (22,500,000) to each of the NJJ Shareholders (the “Initial Shares”); and (2) one hundred twenty million (120,000,000) shares of the Company’s Common Stock shall be issued in the name of each of the NJJ Shareholders and held by the Company, payable in an amount equal to thirty million (30,000,000) shares of the Company’s Common Stock to each NJJ Shareholder (the “Escrow Shares”).

The NJJ Shareholders shall have the right to sell or otherwise transfer their Initial Shares, cumulatively, in the following manner: (1) 25% of each NJJ Shareholder’s shares may be sold commencing ten (10) months from the date of the NJJ Agreement, (2) 25% of each NJJ Shareholder’s shares may be sold commencing twenty two (22) months from the date of the NJJ Agreement, 25% of each NJJ Shareholder’s shares may be sold commencing thirty four (34) months from the date of the NJJ Agreement and (4) all of the NJJ Shareholder’s shares may be sold commencing forty six (46) months from the date of the NJJ Agreement.

The Company shall purchase Escrow Shares from the NJJ Shareholders at a purchase price per share equal to $0.20 per share (the “Escrow Purchase Price”), subject to adjustment. The number of Escrow Shares being purchased shall be determined by dividing the Payment Amount (as set forth below) by the Escrow Purchase Price. Within five (5) business days after the determination of the net profits for any fiscal quarter or any portion thereof for the Company up until the one year anniversary of the NJJ Agreement (a “Covered Period”), the Company shall make a payment in the total amount (the “Payment Amount”) equal to the lesser or (x) seventy percent (70%) of net profit for the applicable Covered Period; or (y) the amount by which twenty four million dollars ($24,000,000) exceeds all payments previous made by the purchase of such Escrow Shares. In no event shall the total of the payments for the purchase of the Escrow Shares exceed twenty four million dollars ($24,000,000).

The payment with respect to the first Covered Period shall be deposited by the Company with an escrow agent and the payment with respect to the remaining Covered Periods shall be paid by the Company to the NJJ Shareholders, with twenty five percent (25%) of the total payments being paid to each of the NJJ Shareholders. The payments held by the escrow agent shall be held until six (6) months and one (1) day after the date of the NJJ Agreement, at which time each NJJ Shareholder will be entitled to receive twenty five percent (25%) of the amount held. The Company’s obligation to purchase any Escrow Shares shall be limited to the extent that the Company may not purchase Escrow Shares pursuant to applicable law.

Subsequent to the closing, NJJ shall distribute to the NJJ Shareholders, in equal shares, the net profit of N2J Limited, a United Kingdom company and wholly owned subsidiary of NJJ (“N2J”), which shall have accrued through the day preceding the closing date. Such net profits shall be paid from the proceeds of the accounts receivable generated through the day preceding the closing date. Net profits shall mean the income before income taxes of N2J, determined in accordance with generally accepted accounting principles as in effect in the United Kingdom; provided, however, that in the event that N2J, NJJ or the Company shall incur an income, gross receipts, excise or other tax for a period subsequent to the Closing Date on any of the profits that are payable to the NJJ Shareholders on or after the Closing Date, then such taxes shall be deducted in determining the net profit of N2J for the period ended the day prior to the Closing Date. The determination of N2J’s net profits shall be made on a quarterly basis in connection with the preparation of the Company’s Form 10-Q or Form 10-K, as the case may be, and shall be approved by the Company’s audit committee, and, if the audit committee deems it necessary, by an independent accounting firm engaged by the audit committee for such purpose.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

Audited Carve-Out Financial Statements of NJJ Holdings Limited as of May 31, 2006 and 2005 and for the years ended May 31, 2006, 2005 and 2004.

(b)  Pro forma Financial Information

Pro forma Financial Information for Tricell, Inc. and Subsidiaries as of June 30, 2006, for the six months ended June 30, 2006, and the year ended December 31, 2005

(c)  Index of Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation for Series A Preferred Stock (1)

4.1	Form of Series A Warrant (1)

4.2	Form of Series B Warrant (1)

4.3	Form of Series C Warrant (1)

4.4	Form of Series D Warrant (1)

4.5	Form of Series E Warrant (1)

99.1	Securities Purchase Agreement, between Tricell, Inc., and Barron Partners L.P., dated August 24, 2006. (1)

99.2	Registration Rights Agreement, dated as of August 24, 2006,by and among Tricell, Inc. and Barron Partners L.P. (1)

99.3	Escrow Agreement, dated as of August 24, 2006, by and among Barron Partners L.P., Tricell, Inc. and Sichenzia Ross Friedman Ference LLP, as escrow agent. (1)

99.4	Stock Exchange Agreement, dated as of August 24, 2006, by and among Tricell, Inc., James Reed, Neil Pursell, John Sumnall and Neil Proctor. (1)

(1) Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tricell Inc.

Date: November 7, 2006	/s/ Neil Pursell
Neil Pursell Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Tricell, Inc.

We have audited the accompanying carve-out statements of assets acquired and liabilities assumed of NJJ Holdings Limited as of May 31, 2006 and 2005, and the related statements of revenues and direct expenses, and cash flows for the years ended May 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

As described in Note 1, the statements referred to above have been prepared based on the Stock Exchange Agreement, between Tricell, Inc. and James Reed, Neil Pursell, John Sumnall and Neil Proctor (collectively the “NJJ Holdings Limited Shareholders”) dated August 24, 2006, for the acquisition of 100% of the shares of NJJ Holdings Limited, excluding certain subsidiaries of NJJ Holdings Limited, and are intended to be a presentation of the carve-out business’ assets and liabilities and the results of its direct operations. These carve-out statements should be read in conjunction with the Stock Exchange Agreement.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the carve-out financial position of NJJ Holdings Limited as of May 31, 2006 and 2005, and the results of its revenues and direct expenses, and cash flows for the years ended May 31, 2006, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Dallas, Texas
October 19, 2006

NJJ Holdings Limited
Carve-Out Statements of Assets Acquired and Liabilities Assumed
May 31, 2006 and 2005

	2006	2005
ASSETS ACQUIRED

CURRENT ASSETS
Cash	$28,649	$547
VAT receivable	38,664,622	350,120
Accounts receivable	172,833,363	2,108,572
Receivables from related parties	6,130,251	212,558
Deferred tax asset	-	3,447

Total current assets	217,656,885	2,675,244

TOTAL ASSETS ACQUIRED	$217,656,885	$2,675,244

LIABILITIES ASSUMED

CURRENT LIABILITIES
Accounts payable	$171,722,817	$2,367,173
Payables to related parties	29,952,363	-
Accrued expenses	387,893	2,739
Income taxes payable	4,861,600	62,665
Deferred tax liability	170,845	-
Note payable	748,840	-

Total current liabilities	207,844,358	2,432,577

TOTAL LIABILITIES ASSUMED	207,844,358	2,432,577

Commitments and contingencies	-	-

NET ASSETS ACQUIRED	$9,812,527	$242,667

See accompanying notes to financial statements.

NJJ Holdings Limited
Carve-Out Statements of Revenues and Direct Expenses
Years Ended May 31, 2006, 2005, and 2004

	2006	2005	2004

SALES	$331,598,699	$9,799,047	$-

COST OF SALES	315,874,410	9,414,427	-

GROSS PROFIT	15,724,289	384,620	-

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	127,154	91,344	14,715

INCOME (LOSS) FROM OPERATIONS	15,597,135	293,276	(14,715)

OTHER INCOME (EXPENSES):
Interest expense and other financing costs	(384,349)	(1,558)	(5,380)
Interest income	-	22,534	-
Other income, net	-	43,120	35,989

Total Other Income (Expenses)	(384,349)	64,096	30,609

INCOME BEFORE INCOME TAXES	15,212,786	357,372	15,894

INCOME TAX EXPENSE	4,551,928	63,714	908

REVENUES IN EXCESS OF DIRECT EXPENSES	$10,660,858	$293,658	$14,986

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment, net of taxes	406,682	(3,791)	(4,253)
COMPREHENSIVE INCOME	$11,067,540	$289,867	$10,733

See accompanying notes to financial statements.

NJJ Holdings Limited
Carve-Out Statements of Cash Flows
Years Ended May 31, 2006, 2005 and 2004

	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Revenues in excess of direct expenses	$10,660,858	$293,658	$14,986
Adjustments to reconcile revenues in excess of direct expenses to net cash provided by (used in) operating activities:
Gain on sale of property and equipment	-	(45,156)	(3,707)
Depreciation	-	-	2,805
Changes in operating assets and liabilities:
VAT receivable	(38,314,502)	(350,901)	-
Accounts receivable	(170,724,791)	(2,108,572)	-
Receivables from related parties	(5,917,693)	(212,558)	295,868
Accounts payable and accrued expenses	169,740,798	2,321,949	5,698
Payables to related parties	29,952,363	(324,042)	(449,730)
VAT payable	-	-	781
Income taxes payable	4,798,935	58,640	1,297
Net Cash Provided By (Used In) Operating Activities	195,968	(366,982)	(132,002)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	383,390	274,881
Net Cash Provided by Investing Activities	-	383,390	274,881

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(1,497,680)	-	-
Proceeds from notes payable	1,918,840	-	-
Payments of notes payable	1,170,000	-	(80,270)
Net Cash Used In Financing Activities	(748,840)	-	(80,270)

NET INCREASE (DECREASE) IN CASH	(552,872)	16,408	62,609

EFFECT OF EXCHANGE RATE ON CASH	580,974	(16,402)	(38,010)

CASH, BEGINNING OF YEAR	547	541	(24,058)

CASH, END OF YEAR	$28,649	$547	$541

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid during the year	$84,525	$-	$3,116

Income taxes paid during the year	$-	$-	$1,563

See accompanying notes to financial statements.

NOTE 1 — NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

NJJ Holdings Limited (the “Company” or “NJJ”) and its wholly-owned subsidiaries N2J Limited, NJJ Homes Limited, Giant Star Limited and Giant Star Leisure Limited, are all United Kingdom companies. N2J Limited (“N2J”) is a worldwide mobile telephone and other mobile handset accessories distributor. NJJ Homes Limited, Giant Star Limited and Giant Star Leisure Limited (the “Unrelated Subsidiaries”) are construction companies, and their financial condition and results of operations are not included in these carve-out financial statements, and references to the Company excludes the Unrelated Subsidiaries.

On August 24, 2006, James Reed, Neil Pursell, John Sumnall and Neil Proctor, who owned 100% of the outstanding shares of NJJ Holdings Limited (collectively the “NJJ Shareholders”) entered into a Stock Exchange Agreement with Tricell, Inc. (“Tricell”), for the exchange of 100% of the shares of NJJ . The Stock Exchange Agreement required, as a condition to closing, that (i) NJJ shall have transferred to the NJJ Shareholders all of the issued and outstanding capital stock of the Unrelated Subsidiaries, (ii) the Unrelated Subsidiaries shall not be engaged in any business in which N2J is engaged, either directly or indirectly, and shall have executed a non-competition covenant acceptable to the Company, and (iii) neither NJJ nor N2J shall have any direct or indirect or contingent liability or obligations with respect to, or indemnity, guarantee or hold harmless obligation with respect to, the Unrelated Subsidiaries or their businesses, including any obligations imposed by law whether or not NJJ or the NJJ Shareholders had any knowledge of the obligations. Accordingly, contemporaneously with the transfer of the Company’s stock to Tricell pursuant to the Stock Exchange Agreement, the stock of the Unrelated Subsidiaries was transferred to the NJJ Shareholders. These statements should be read in conjunction with the Stock Exchange Agreement.

BASIS OF PRESENTATION

Complete consolidated financial statements (e.g. balance sheet, statement of income, statement of shareholders’ equity, and statement of cash flows) of the Company have not been presented as Tricell did not acquire or succeed any of the assets and liabilities or operations of the Unrelated Subsidiaries.

The accompanying carve-out statements of assets acquired and liabilities assumed, statements of revenues and direct expenses, and statements of cash flows (collectively the “Statements”) of NJJ have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) for inclusion in Tricell’s filings with the SEC. These statements have been prepared on a historical cost basis from the books and records of the Company on the basis of established accounting methods, practices, procedures, and policies and the accounting judgments and estimation methodologies utilized by the Company. Management of the Company believes the allocation estimates and judgments made in preparing these Statements were reasonable.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

BASIS OF ACCOUNTING

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At May 31, 2006 and 2005, the Company had no such investments.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. No allowance for doubtful accounts was provided at May 31, 2006 and 2005, as the Company considers all accounts receivable to be fully collectible.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expenses as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying carve-out statement of revenues and direct expenses in the respective period. All property and equipment was sold prior to May 31, 2005 and therefore no such assets are reported in the accompanying carve-out statements of assets acquired and liabilities assumed.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition. Revenue is recognized when title and/or risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. Revenue is recognized under the gross method in accordance with Emerging Issues Task Force (“EITF”) 99−19, Reporting Revenue Gross as a Principle vs. Net as an Agent. As such, revenue includes the costs of the product sold.

The criteria for recognition of revenue are generally met upon shipment to customers, including title transfer, and, therefore, revenue is recognized at the time of shipment. In certain countries, title is retained by the Company for collection purposes only, which does not impact the timing of revenue recognition in accordance to the provisions of SAB 104. The Company does not physically possess inventory sold, as it is typically held at third party logistical locations, and in order to reduce credit risk, the Company generally does not pay the supplier until it has received payment from its customer.

COST OF SALES AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The significant components of the line item “Cost of sales” include the cost to acquire merchandise from vendors and freight in.

The significant components of the line item “Selling, general and administrative expenses” primarily include payroll and related payroll benefits; rent and other office expenses; travel and entertainment and other corporate-related expenses.

INCOME TAXES

Deferred income taxes are determined using the liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes . Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are measured using enacted tax rates expected to apply to taxable operations in years in which such temporary differences are expected to be recovered or settled. The effect on deferred income taxes of a change in tax rates is recognized in the carve-out statement of revenues and direct expenses of the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

FOREIGN CURRENCY TRANSLATIONS

The Company’s functional currency is not the U.S. dollar. All assets and liabilities in the carve-out statements of assets acquired and liabilities assumed are translated at period-end exchange rates. All revenues and expenses in the carve-out statements of revenues and direct expenses are translated at average exchange rates for the period. Translation gains and losses are not included in determining revenues in excess of direct expenses, but are shown in accumulated other comprehensive income in the net assets acquired section of the carve-out statements of assets acquired and liabilities assumed. Foreign currency transaction gains and losses are included in determining revenues in excess of direct expenses and were not significant.

COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with the provisions of SFAS No. 130, Reporting Comprehensive Income. Comprehensive income consists of revenue in excess of direct expenses and foreign currency translation adjustments and is presented in the carve-out statements of revenues and direct expenses.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to financial statements when the fair is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable and accounts payable approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of notes payable also approximate fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

NOTE 3 — NOTES PAYABLE

During the year ended May 31, 2006, the Company borrowed a total of $1,918,840 in three loans with three separate third parties. In connection with each loan, the Company was to pay funding fees to the lenders totaling $524,000, which were due at the maturity of the note.

The following table sets forth information as to the loans:

	Principal	Funding Fee	Balance at May 31, 2006

Starcom One (Asia Pacific) HK Limited	$450,000	$53,000	$-
Telecoinvest Limited	720,000	97,000	-
Tribean Limited	748,840	374,000	748,840

	$1,918,840	$524,000	$748,840

The Tibean Limited note was entered in to on February 1, 2006 and matures on August 1, 2006. As of May 31, 2006 the Company had accrued approximately $240,000 related to the Tribean Limited associated funding fee, which was recorded as interest expense in the accompanying carve-out statement of revenues and direct expenses.

NOTE 4 — INCOME TAXES

The provisions for income taxes consisted of the following:

	2006	2005

Current	$4,551,928	$63,714
Deferred	-	-

Total tax expense	$4,551,928	$63,714

At May 31, 2006 and 2005, the only significant deferred tax asset (liability) of the Company related to foreign currency translation, see Note 6.

All income taxes of the Company related to the U.K. Income taxes were recorded at the applicable statutory rates with no significant reconciling items.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases one automobile for an employee of the Company. The employee has signed an agreement to pay the Company the lease payments through payroll deductions; however, if the employee was unable to make a payment the Company would be responsible for the payment. The lease expires in June 2008 and requires monthly rental payments of approximately $915. No lease expense was recognized during the years ended May 31, 2006, 2005, or 2004 as all lease payments were offset by the payments made by the employee.

NOTE 6 — ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income (loss) consisted of the following at May 31, 2006, 2005, and 2004:

	2006	2005	2004

Foreign currency translation adjustment	$569,483	$(11,491)	$(6,076)
Deferred income tax adjustment	(170,845)	3,447	1,823

	$398,638	$(8,044)	$(4,253)

NOTE 7 — CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade receivables. The Company maintains cash balances at several banks, including accounts in the UK and US. Accounts in the UK are not insured. There were no U.S. uninsured cash balances as of May 31, 2006 or 2005.

As of May 31, 2006, the Company had four customers that accounted for approximately 29%, 18%, 14%, and 12% of the Company’s accounts receivable. As of May 31, 2005, the Company had one customer that accounted for substantially all of the Company’s accounts receivable.

Net sales to customers in excess of 10% of total sales approximated the following during the years ended May 31, 2006 and 2005:

Customer	2006	2005
A	21%	33%
B	17%	32%
C	15%	20%
D	-	15%
Purchases from vendors in excess of 10% of total purchases approximated the following during the years ended May 31, 2006 and 2005:

Vendor	2006	2005
W	32%	28%
X	19%	22%
Y	13%	17%
Z	11%	10%

Revenues by country for the year ended May 31, 2006 and 2005 were as follows:

	2006	2005
Portugal	$103,346,097	$1,431,123
Belgium	72,361,153	-
Luxemburg	54,984,089	-
France	49,953,115	-
Spain	32,356,972	3,168,229
Cyprus	13,356,794	-
Netherlands	3,108,186	1,964,623
Ireland	2,132,293	-
Denmark	-	3,235,072

Total	$331,598,699	$9,799,047

NOTE 8 — RELATED PARTY TRANSACTIONS

As of May 31, 2006 and 2005, balances due from the Unrelated Subsidiaries were approximately $5,183,000 and $160,000, respectively. During the years ended May 31, 2005, and 2004 the Company wrote-off balances from these related parties of approximately $3,000 and $12,500, respectively. All outstanding balances from these related parties are considered fully collectible and are payable on demand.

The directors of the Company control a software company, Peach Data Services Plc. (“Peach”). As of May 31, 2006 the Company had amounts due to Peach of approximately $46,000.

As of May 31, 2006 and 2005, the Company had receivable balances from Ace Telecom Trading Limited (“Ace”), a related party to the Company, of approximately $947,000 and $53,000, respectively. Ace is a wholly-owned subsidiary of Tricell. During the year ended May 31, 2005, the Company also paid Ace management fees of approximately $73,000 for management services provided to the Company. No such management fees were paid during the years ended May 31, 2006 or 2004.

In June 2004, the Company sold a building and land to Ace for approximately $363,000, which resulted in a gain on sale of approximately $45,000, which is included as other income in the accompanying carve-out statements of revenues and direct expenses. Prior to Ace’s purchase of the building, the Company leased office space to Ace and recognized rental income of approximately $45,000, for the year ended May 31, 2004, which is included as other income in the accompanying carve-out statements of revenues and direct expenses.

During the year ended May 31, 2006, the Company conducted business with Tricell. Tricell is a related party as the Company’s directors are involved significantly in the operations of Tricell and were, at May 31, 2006, the sole directors and officers of Tricell. During 2006, the Company purchased inventory in the amount of $105,022,457 from Tricell, and, at May 31, 2006, the Company had an outstanding balance due to Tricell of approximately $29,800,000. There was no such activity during the years ended May 31, 2005 or 2004.

At various times the directors of the Company have provided short-term loans to the Company to improve cash flow. As of May 31, 2006, the directors of the Company were due approximately $106,000. There was no such amount due to the directors as of May 31, 2005. The directors have also been provided loans from the Company as deemed appropriate based on operations of the Company. However, there were no such loans outstanding as of May 31, 2006 or 2005.

TRICELL, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

	Tricell	NJJ Holdings Limited Carve-Out Company	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$98,141	$8,361	$(51,000	)(2), (3)	$55,502
VAT receivable, net	8,518,837	41,156,570	-		49,675,407
Accounts receivable	205,883,489	164,217,005	-		370,100,494
Accounts receivable- related parties	22,511,527	5,972,754	(18,129,266	)(1)	10,355,015
Prepaid expenses and other current assets	142,024	-	-		142,024
Total current assets	237,154,018	211,354,690	(18,180,266)		430,328,442

Property and equipment, net	94,407	-	-		94,407
Intangible assets, net	49,337	-	10,000,000	(2)	10,049,337
Goodwill	70,915	-	39,050,000	(2)	39,120,915

Total assets	$237,368,677	$211,354,690	$30,869,734		$479,593,101

Liabilities and Stockholders' Equity
Taxes payable	$1,719,861	$4,761,670	$-		$6,481,531
Accounts payable	226,412,751	176,481,325	-		402,894,076
Accounts payable - related parties	728,431	18,296,594	(18,129,266	)(1)	895,759
Accrued expenses and other current liabilities	4,382,245	441,715	10,726,021	(2)	15,549,981
Notes payable	-	726,520	-		726,520
NJJ escrow shares	-	-	24,000,000	(2)	24,000,000
Deferred tax liability	271,777	170,845	-		442,622
Total current liabilities	233,515,065	200,878,669	16,596,755		450,990,489

Stockholders' Equity
Preferred stock and warrants	-	-	1,349,000	(3)	1,349,000
Common stock	101,030	-	90,000	(2)	191,030
Additional paid-in capital	1,110,519	-	23,310,000	(2)	24,420,519
Retained earnings	2,010,024	-	-		2,010,024
Accumulated other comprehensive income	757,157	-	-		757,157
Deferred compensation	(125,118)	-	-		(125,118)
Net assets acquired	-	10,476,021	(10,476,021	)(2)	-

Total stockholders' equity	3,853,612	10,476,021	14,272,979		28,602,612

Total liabilities and stockholders' equity	$237,368,677	$211,354,690	$30,869,734		$479,593,101

See accompanying notes to pro forma financial statements.

TRICELL, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX-MONTHS ENDED JUNE 30, 2006

	Tricell	NJJ Holdings Limited Carve-Out Company	Pro Forma Adjustments		Pro Forma
Sales	$740,924,849	$296,508,457	$(99,926,972	)(4)	$937,506,334

Cost of sales	730,069,629	282,600,527	(99,926,972	)(4)	912,743,184

Gross profit	10,855,220	13,907,930	-		24,763,150

Selling, general and administrative expenses	5,809,795	114,359	1,000,000	(5)	6,924,154

Income from operations	5,045,425	13,793,571	(1,000,000)		17,838,996

Other income (expense):
Gain on net liabilities written off
from liquidated subsidiaries	3,620,523	-	-		3,620,523
Rental Income	465	-	-		465
Interest expense and other
financing costs	(321,128)	(248,992)	-		(570,120)
Interest income	1,533	-	-		1,533
Other expense	(7,007)	-	-		(7,007)

Total other income (expense)	3,294,386	(248,992)	-		3,045,394

Income (loss) before income taxes	8,339,811	13,544,579	(1,000,000)		20,884,390

Income tax expense	(1,563,442)	(4,075,383)	-		(5,638,825)

Net income	$6,776,369	$9,469,196	$(1,000,000)		$15,245,565

Net income per share:
Basic	$0.07				$0.08
Diluted	$0.07				$0.07
Weighted average common
shares outstanding:
Basic	100,952,672		98,500,000	(6)	199,452,672
Diluted	100,952,672		126,192,308	(6)	227,144,980

See accompanying notes to pro forma financial statements.

TRICELL, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005

	Tricell	NJJ Holdings Limited Carve-Out Company	Pro Forma Adjustments		Pro Forma
Sales	$662,903,832	$63,460,138	$-		$726,363,970

Cost of sales	655,776,390	60,417,956	-		716,194,346

Gross profit	7,127,442	3,042,182	-		10,169,624

Selling, general and administrative expenses	5,512,464	80,745	2,000,000	(7)	7,593,209

Income from operations	1,614,978	2,961,438	(2,000,000)		2,576,416

Other income (expense):
Interest expense and other
financing costs	(1,458,726)	(147,607)	-		(1,606,333)
Interest income	2,331	-	-		2,331

Total other expense	(1,456,395)	(147,607)	-		(1,604,002)

Income (loss) before income taxes	158,583	2,813,830	(2,000,000)		972,413

Income tax expense	(91,039)	(857,921)	-		(948,960)

Net income	$67,544	$1,955,909	$(2,000,000)		$23,453

Net income per share:
Basic	$0.00				$0.00
Diluted	$0.00				$0.00
Weighted average common
shares outstanding:
Basic	100,952,672		98,500,000	(8)	199,452,672
Diluted	100,952,672		126,192,308	(8)	227,144,980

See accompanying notes to pro forma financial statements.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX-MONTHS ENDED JUNE 30, 2006
AND FOR THE YEAR ENDED DECEMBER 31, 2005

The unaudited pro forma consolidated financial statements give effect to the acquisition on August 24, 2006 by Tricell, Inc. and subsidiaries (“Tricell”) of certain assets acquired and liabilities assumed of NJJ Holdings Limited (“NJJ”) for cash consideration of approximately $1.4 million, 210 million shares of Tricell common stock valued at $47.4 million, and $250,000 in transaction costs. Tricell has the obligation to purchase up to 120 million of the shares of Tricell common stock at $0.20 per share to the extent that certain levels of net profits are achieved by Tricell, Additionally, the unaudited pro forma consolidated financial statements give effect to the $1.3 million of capital raised from the securities purchase agreement completed by Tricell on August 24, 2006 with Barron Partners LP in contemplation of the NJJ acquisition, which is net of $351,000 in transaction costs.

The unaudited pro forma consolidated balance sheet as of June 30, 2006 gives effect to the aforementioned transactions as if the transactions had occurred as of that date. The unaudited pro forma consolidated statements of operations for the six-months ended June 30, 2006 and for the year ended December 31, 2005 give effect to the aforementioned transactions as if the transactions had occurred on the first day of each period presented. The unaudited pro forma financial data may not be indicative of what the consolidated financial position or results of operations of Tricell would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the consolidated financial position or results of operations of Tricell that may exist in the future. The unaudited pro forma information should be read in conjunction with the notes thereto, the consolidated financial statements and notes of Tricell as of December 31, 2005 and for the year then ended appearing in Tricell’s Form 10-K, the consolidated financial statements and notes of Tricell as of June 30, 2006 and for the six-months then ended appearing in Tricell’s Form 10-Q and the historical carve-out financial statements of NJJ appearing elsewhere in this filing.

Notes to Unaudited Pro Forma Consolidated Financial Statements:

The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2006 has been adjusted to reflect the following:

(1)	Adjustment to eliminate intercompany amounts between Tricell and NJJ.

(2)
Adjustment to record the purchase of NJJ, which consisted of $1.4 million in cash, 210 million shares of Tricell common stock, valued at $47.4 million, and $250,000 in transaction costs, resulting in: $10.0 million allocated to non-compete agreements with the directors, to be amortized straight-line over 5 years; and $39.1 million allocated to goodwill. Tricell has the obligation to purchase up to 120 million of the shares of Tricell common stock at $0.20 per share to the extent that certain levels of net profits are achieved by Tricell. As required in the Stock Exchange Agreement, at or prior to the closing, NJJ distributed to the prior NJJ Holdings Limited Shareholders, in equal shares, the net profits of N2J Limited which shall have accrued through the day proceeding the closing date, which were estimated to be equal to the net assets acquired of approximately $10.5 million.

(3)
Adjustment to record the $1.3 million of capital raised from the securities purchase agreement completed by Tricell on August 24, 2006 with Barron Partners LP (“Barron”) in contemplation of the NJJ acquisition, which is net of $351,000 in transaction costs.

The Unaudited Pro Forma Consolidated Statement of Operations for the six-months ended June 30, 2006 has been adjusted to reflect the following:

(4)	Adjustment to eliminate intercompany sales between Tricell and NJJ.

(5)	Adjustment to record amortization expense of non-compete agreements for the six- months ended June 30, 2006.

(6)	Adjustment to include shares issued to purchase NJJ and for the shares and warrants issued to Barron as a result of the securities purchase agreement in the earnings per share calculations.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 has been adjusted to reflect the following:

(7)	Adjustment to record amortization expense of non-compete agreements for the year ended December 31, 2005.

(8)	Adjustment to include shares issued to purchase NJJ and for the shares and warrants issued to Barron as a result of the securities purchase agreement in the earnings per share calculations.